Exhibit 99.3

Financial Statements
Lifeline Cell Technology, LLC
(A Development Stage Company)
Nine Months ended September 30, 2006 and September 30, 2005
(Unaudited)

Balance Sheets	2

Statements of Operations	3

Statements of Members’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	4

Financial Statements
Lifeline Cell Technology, LLC
(A Development Stage Company)
Balance Sheets
(unaudited)

	September 30,
	2006	2005
Assets
Current assets
Cash and cash equivalents	$43,656	$197,856
Receivable from affiliated company International Stem Cell Corporation	55,334	—
Other current assets	11,926	—

Total current assets	110,916	197,856
Property and equipment, net	117,514	91,701
Patent licenses, net	680,460	728,888
Deposits and other assets	21,223	2,025

Total assets	$930,113	$1,020,470

Liabilities and members’ equity
Current liabilities
Accounts payable	$192,342	$26,488
Accrued expenses	63,255	14,912
Promissory note	500,000	400,000
Payable to affiliated company International Stem Cell Corporation	310,300	—
Related party payables	599,310	630,373

Total current liabilities	1,665,207	1,071,773
Promissory notes	1,121,647	338,827

Total liabilities	2,786,854	1,410,600
Members’ equity
Additional paid-in capital	1,315,457	—
Members’ contribution	2,685,000	2,435,000
Accumulated deficit	(5,857,198)	(2,825,130)

Total members’ equity	(1,856,741)	(390,130)

Total liabilities and members’ equity	$930,113	$1,020,470

See accompanying notes

Financial Statements
Lifeline Cell Technology, LLC
(A Development Stage Company)
Statements of Operations
(unaudited)

			Inception
			(August 2001)
	Nine Months Ended		through
	September 30,		September 30,
	2006	2005	2006
Sales	$1,745		$1,903
Cost of sales	19,827		19,874

Gross profit	(18,082)		(17,971)
Development expenses
Research and development	735,499	$540,303	2,732,822
Marketing	22,279	17,428	60,803
General and administrative	1,584,729	309,120	2,630,106

Total development expenses	2,342,507	866,851	5,423,731

Loss from development activities	(2,360,589)	(866,851)	(5,441,702)
Other income (expense)
Settlement with related party - American Stem Cell	(93,333)	—	(93,333)
Miscellaneous Income	260	4,985	5,305
Interest Income	8	245	452
Interest Expense	(117,939)	(63,049)	(338,107)
Sublease income	6,300	5,700	14,987

Total other expense	(204,704)	(52,119)	(410,696)

Loss before income taxes	(2,565,293)	(918,970)	(5,852,398)
Provision for income taxes	800	800	4,800

Net loss	($2,566,093)	($919,770)	($5,857,198)

See accompanying notes

Financial Statements
Lifeline Cell Technology, LLC
(A Development Stage Company)
Statements of Members’ Equity
(unaudited)

	Additional
	paid-in	Members’	Accumulated
	capital	contributions	deficit	Total
Activity through December 31, 2001	—	$100,000	($140,996)	($40,996)
Members contributions	—	250,000		250,000
Net loss	—		(390,751)	(390,751)

Balance at December 31, 2002		350,000	(531,747)	(181,747)
Members contributions	—	195,000		195,000
Net loss	—		(518,895)	(518,895)

Balance at December 31, 2003	—	545,000	(1,050,642)	(505,642)
Members contributions	—	1,110,000		1,110,000
Net loss	—		(854,718)	(854,718)

Balance at December 31, 2004	—	1,655,000	(1,905,360)	(250,360)
Members contributions	—	780,000		780,000
Net loss	—		(1,385,745)	(1,385,745)

Balance at December 31, 2005	—	2,435,000	(3,291,105)	(856,105)
Warrants issued for services	$807,883	—	—	807,883
Warrants issued with promissory notes	507,574	—	—	507,574
Members contribution	—	250,000	—	250,000
Net loss (unaudited)	—	—	(2,566,093)	(2,566,093)

Balance at September 30, 2006	$1,315,457	$2,685,000	($5,857,198)	($1,856,741)

See accompanying notes

Lifeline Cell Technology, LLC
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

			Inception
			(August 2001)
	Nine Months ended		through
	September 30,		September 30,
	2006	2005	2006
Net loss	($2,566,093)	($919,770)	($5,857,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	138,020	36,402	215,317
Warrants issued for services provided	807,883	—	807,883
Changes in operating assets and liabilities:
Decrease in other current assets	142	—	142
Increase in accounts receivable	—	—	(218)
Increase in inventories	(11,850)	—	(11,850)
Increase in deposits	(19,198)	—	(21,223)
Increase in accounts payable	148,518	22,057	192,342
Increase (decrease) in accrued expenses	17,862	(41,396)	63,254
Increase in payable to affiliated company	254,966	—	254,966
Increase (decrease) in related party payables	(74,487)	(69,482)	599,311

Net cash used in operating activities	(1,304,237)	(972,189)	(3,757,274)

Investing activities
Purchases of property and equipment	(37,618)	(41,144)	(183,318)
Payments for patent licenses	(650)	(2,932)	(750,976)

Net cash used in investing activities	(38,268)	(44,076)	(934,294)

Financing activities
Proceeds from members’ contribution	250,000	780,000	2,685,000
Promissory notes (net)	(100,000)	—	(100,000)
Issuance of convertible notes payable	—	424,385	947,368
Issuance of bridge notes payable	1,202,856	—	1,202,856

Net cash provided by financing activities	1,352,856	1,204,385	4,735,224

Net (decrease) increase in cash and cash equivalents	10,351	188,120	43,656
Cash and cash equivalents at beginning of period	33,305	9,736	—

Cash and cash equivalents at end of period	$43,656	$197,856	$43,656

Supplemental disclosures of cash flow information
Cash paid for taxes	$800	$800	$4,800

See accompanying notes

Lifeline Cell Technology, LLC
(A Development Stage Company)
Notes to financial statements
1.	Organization and Significant Accounting Policies
Organization
Lifeline Cell Technology, LLC (“Lifeline”) was formed in the State of California on August 17, 2001. Lifeline is in the business of developing and manufacturing human embryonic stem cells and reagents free from animal protein contamination. Lifeline’s scientists have used a technology, called basal medium optimization to systematically eliminate animal proteins from cell culture systems. Lifeline is unique in the industry in that it has in place scientific and manufacturing staff with the experience and knowledge to set up systems and facilities to produce a source of consistent, standardized, animal protein free ES cell products suitable for FDA approval.
Going Concern
The Company continues in the development stage and as such has accumulated losses from inception and expects to incur additional losses in the near future. In addition, the Company has a working capital deficiency as of September 30, 2006. To sustain operations throughout 2006 and 2007, the Company needs to obtain additional capital. Without obtaining such additional capital, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
Management’s plans in regard to these matters are focused on going public.
There can be no assurance that the Company will be successful in completing any of the above noted transactions or agreements or, if completed, that such transactions or agreements will result in cash flow sufficient to sustain the Company’s operations through 2006 or 2007.
Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
Short-Term Investments
Management determines the appropriate classification of marketable securities at the time of purchase, and has classified all short-term investments as available-for-sale. Such securities are stated at fair value, with the unrealized gains and losses reported as a separate component of equity. Fair value is determined based on quoted market prices.
Property and Equipment
Property and equipment are stated at cost. The provision for depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years. The costs of major remodeling and leasehold improvements are capitalized and depreciated over the shorter of the remaining term of the lease or the life of the asset.
Long-Lived Asset Impairment
The Company reviews long-lived assets for impairment when events or changes in business conditions indicate that their carrying value may not be recovered. The Company considers assets to be impaired and writes them down to fair value if expected associated cash flows are less than the carrying amounts. Fair value is the present value of the associated cash flows. The Company has determined that no material long-lived assets are impaired at September 30, 2006.

Recent Accounting Pronouncements
In October 2006, the Emerging Issues Task Force (“EITF”) issued EITF 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)” to clarify diversity in practice on the presentation of different types of taxes in the financial statements. The Task Force concluded that, for taxes within the scope of the issue, a company may adopt a policy of presenting taxes either gross within revenue or net. That is, it may include charges to customers for taxes within revenues and the charge for the taxes from the taxing authority within cost of sales, or, alternatively, it may net the charge to the customer and the charge from the taxing authority. If taxes subject to EITF 06-3 are significant, a company is required to disclose its accounting policy for presenting taxes and the amounts of such taxes that are recognized on a gross basis. The guidance in this consensus is effective for the first interim reporting period beginning after December 15, 2006 (the first quarter of our fiscal year 2007). We do not expect the adoption of EITF 06-3 will have a material impact on our results of operations, financial position or cash flow.
In September 2006, the United States Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects on each of the company’s balance sheets, statements of operations and related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company is currently evaluating the impact SAB 108 may have on its results of operations and financial condition.
In September 2006, the FASB issued SFAS No. 158, “Employer’s accounting for Defined Benefit Pension and Other Post Retirement Plans”. SFAS No. 158 requires employers to recognize in its statement of financial position an asset or liability based on the retirement plan’s over or under funded status. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company is currently evaluating the effect that the application of SFAS No. 158 will have on its results of operations and financial condition.
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Issues No. 157, “Fair Value Measurements” (“SFAS 157”), which defines the fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is encouraged, provided that the Company has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The Company is currently evaluating the impact SFAS 157 may have on its financial condition or results of operations.
In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact FIN 48 may have on its financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS NO. 156”), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity’s exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.
In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company is currently evaluating this new Standard but cannot determine the future impact as the Company does not have any “Derivatives Instruments and Hedging Activities”, but may implement them in the future.
In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1 and 124-1”), which clarifies when an investment is considered impaired, whether the impairment is other-than-temporary, and the measurement of an impairment loss. It also includes accounting considerations subsequent to the recognition of the other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 are effective for all reporting periods beginning after December 15, 2005. The Company does not anticipate that the implementation of these statements will have a significant impact on its financial position, results of operations or cash flows.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 is a replacement of Accounting Principles Board Opinion No. 20 and SFAS No. 3. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. SFAS No. 154 also addresses the reporting of a correction of an error by restating previously issued financial statements. SFAS No 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that it will have a material impact on its financial position, results of operations or cash flows.
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for ASC effective the first interim period that starts after July 1, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and cannot determine the future impact as the Company does not have any “Share Based Payment” compensations programs, but may implement them in the future.
In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company’s overall results of operations or financial position since the Company does not currently have any manufacturing operations or inventory.
In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004.
In December 2003, the SEC issued Staff Accounting Bulletin (“SAB”) No. 104 (“SAB No. 104”), “Revenue Recognition.” SAB No. 104 supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinded the SEC’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company’s results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities” (“FIN 46”). In December 2003, FIN 46 was replaced by FASB interpretation No. 46(R) “Consolidation of Variable Interest Entities.” FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity’s expected losses, is entitled to receive a majority of the entity’s expected residual returns, or both. FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).
Income Taxes
Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the liability method for deferred income taxes.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
2.	Property and Equipment
Property and equipment consists of the following:

	September 30,
	2006	2005
Machinery and equipment	$138,075	$104,238
Computer equipment	17,247	6,410
Furniture and fixtures	7,349	4,117
Leasehold improvements	15,373	9,906

	178,044	124,671
Accumulated depreciation and amortization	(60,530)	(32,970)

	$117,514	$91,701

3.	Patent licenses
At September 30, 2006 and September 30, 2005, the Company had patent licenses recorded at cost of $750,975 and $749,628 respectively. Patent licenses are amortized on a straight line basis over their useful lives.
On December 31, 2003, Lifeline entered into an Option to License Intellectual Property agreement with Advanced Cell Technology, Inc. (“ACT”) for patent rights and paid ACT $340,000 in option and license fees.
On February 13, 2004, Lifeline and ACT amended the Option agreement and Lifeline paid ACT additional option fees of $22,500 for fees related to registering ACT’s patents in selected international countries.
On May 14, 2004, Lifeline amended the licensing agreement with ACT for the exclusive worldwide patent rights for the following ACT technologies: Infigen IP, UMass IP and ACT IP, which terms are summarized below. The license fees aggregate a total of $400,000 and are secured by separate convertible promissory notes. The notes bear no interest unless they are not repaid at maturity, in which event they shall thereafter bear interest at an annual rate equal the lesser of 10% or the maximum non-usurious rate legally allowed.

The notes shall be automatically converted into the first equity financing of Lifeline with cash proceeds in excess of $5,000,000 under the following conditions: i) Upon the consummation of the First Equity Financing; or ii) Immediately prior to the closing of any merger, sale or other consolidation of the Company or of any sale of all or substantially all assets of the Company which occurs prior to the First Equity Financing (an “Acquisition Event”). Notwithstanding the above, and only in the event that a conversion resulting from such Acquisition Event would result in a security not traded on a national stock exchange (including NASDAQ and NASDAQ small cap), upon written notice to the Company not later than five days after the consummation of the Acquisition Event and notice of the Acquisition Event to the Holder of the Note, the Holder may elect to receive payment in cash of the entire outstanding principal of this Note.

	Infigen IP	UMass IP	ACT IP
License fee	$25,000	$150,000	$225,000
Royalty rates	6%	3% to 12%	3% to 10%
Minimum royalties
At 12 months	$7,500	$15,000	$15,000
At 24 months	$7,500	$30,000	$37,500
At 36 months	$6,875	$45,000	$60,625
Annually thereafter	$15,000	$60,000	$75,000
Milestone payments
First commercial product	$250,000	$250,000	$250,000
Sales reaching $5,000,000	$500,000	$500,000	$500,000
Sales reaching $10,000,000	$1,000,000	$1,000,000	$1,000,000
4.	Related party payables
The Company has incurred obligations to the following related parties:

	September 30,
	2006	2005
Management fee	$474,984	$497,185
SeaCrest Capital	20,762	18,971
SeaCrest Partners	14,925	13,678
YKA Partners	34,382	32,154
Gregory Keller	23,601	62,064
Janus Biologics, LLC	30,656	6,321

	$599,310	$630,373

The management fee is paid to Mr. Adams and Mr. Aldrich, who are managing members of the Company and control 24.4% of the membership units, for management of the company since inception at $10,000 per month plus accrued interest at 10% per annum on the unpaid balance. Effective June 1, 2006 the management fee was increased to $20,000 per month.
SeaCreast Capital and SeaCreast Partners are controlled by Mr. Adams and Mr. Aldrich, YKA Partners is controlled by Mr. Aldrich and the amounts represent advances to the Company for operating expenses. Gregory Keller controls 12.2% of the membership units and the amounts represent advances to the Company for operating expenses. Janus Biologics, LLC is controlled by Jeffrey Janus who controls 12.5% of the membership units and the amounts represent advances to the Company for operating expenses.

5.	Promissory Notes
In connection with the loans of $1,202,856, the Company issued 10% promissory notes payable, due April 1, 2008 and warrants granting the holders the right to acquire 1,202,856 shares as follows; If the shareholders of Lifeline have received shares of stock in a corporation in exchange for Lifeline shares of Membership Interest (or pursuant to other corporate merger or consolidation) pursuant to which Lifeline is merged into or becomes a subsidiary of a public corporation in connection with a financing arrangement generating at least $2 million of operating capital for Lifeline, each Warrant shall entitle the holder thereof to purchase the number of shares of Common Stock that could be purchased by the dollar amount of the Warrant being exercised at the offering price of the shares sold in the offering (or at the conversion price if the offering is of a convertible security) at a price equal to 80% of the purchase price paid by the investors in such offering. The Company recognized the value attributable to the warrants in the amount of $507,575 and applied it to additional paid-in capital and a discount against the loan. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3.25 years, an average risk free interest rate of 4.6%, a dividend yield of 0%, and volatility of 40%. The debt discount attributed to the value of the warrants is $507,575 and is amortized over the loan’s maturity period (three and one quarter years) as interest expense. To September 30, 2006 amortization in the amount of $52,059 has been recognized as interest expense.
In addition, the convertible promissory note in the amount of $400,000 issued in payment for patent licenses (see Note 3.) is reduced by a discount in the amount of $25,694 to reflect a 10% fair market rate of interest that will be reflected as interest expense over the remaining term of the note.
6.	Income Taxes
The Company is a Limited Liability Company and is exempt from Federal and most State income taxes. The net income or loss is passed through annually to the members and any related tax is their individual responsibility. The Company incurs state franchise taxes that are based on income and are included on the statement of operations as provision for income taxes.
7.	Warrants
In addition to the warrants issued in conjunction with the promissory notes (Note 5. above), during the 9 months ended September 30, 2006 the Company issued 2,000,000 warrants to Brookstreet Securities Corporation as partial compensation for their services as placement agent for the raising of equity capital and 426,767 warrants to a number of individuals as compensation for services rendered to the Company. If the shareholders of Lifeline have received shares of stock in a corporation in exchange for Lifeline shares of Membership Interest (or pursuant to other corporate merger or consolidation) pursuant to which Lifeline is merged into or becomes a subsidiary of a public corporation in connection with a financing arrangement generating at least $2 million of operating capital for Lifeline, each Warrant shall entitle the holder thereof to purchase the number of shares of Common Stock that could be purchased by the dollar amount of the Warrant being exercised at the offering price of the shares sold in the offering (or at the conversion price if the offering is of a convertible security) at a price equal to 100% in the case of the Brookstreet warrants and 80% in the case of the individuals’ warrants, of the purchase price paid by the investors in such offering. The Company recognized the value attributable to the warrants in the amount of $807,883 and applied it to general and administrative expense. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 2.92 years, an average risk free interest rate of 4.6%, a dividend yield of 0%, and volatility of 40%.
8.	Members’ Contributions
We are authorized to issue membership units to qualified investors which are recorded as members’ contributions on the balance sheet. Members’ contributions at September 30, 2006 and September 30, 2005 were $2,685,000, and $2,435,000, respectively. Members have voting rights to elect managing members proportionate to their respective contribution.

9.	Commitments and Contingencies
Leases
The Company leases office space under a noncancelable operating lease. Future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 2006, are as follows:

Amount
2006	$36,794
2007	149,668
2008	154,158
2009	113,859
2010 and thereafter	158,933

Total	$613,412

American Stem Cell Corporation (“ASC”)
On July 1, 2005, Lifeline entered into a Share Exchange Agreement (the “ASC Agreement”) between ASC, Lifeline and members of Lifeline. Pursuant to the terms of the ASC Agreement, if the transaction was not completed by December 31, 2005 then the contract was cancelled by its own terms. On June 30, 2006 Lifeline and ASC formally terminated the ASC Agreement with the following provisions 1) Lifeline returned all of the fifteen million five hundred shares of ASC stock to ASC and 2) Lifeline issued a promissory note for $500,000 to ASC in recognition of the cash advances and other services that ASC had provided to Lifeline. The term of the promissory note specifies a maturity date of June 30, 2007 and that early repayments are required when Lifeline consummates equity financing in excess of $2,000,000 prior to the maturity date, Lifeline shall make partial early repayment of the note in an amount equal to 10% of such financing up to the amount of $500,000. No payments are due until the final closing of such financing or the maturity date of the promissory note, whichever comes first.
10.	Subsequent Events
On November 7, 2006 Lifeline entered into a Share Exchange Agreement (the “ISC Agreement”) between Lifeline, International Stem Cell Corporation (International) and the holders of membership units and warrants for the purchase of membership interests of Lifeline. Pursuant to the terms of the Agreement all the membership units in Lifeline were exchanged for 20,000,000 shares of International $0.001 par value Common Stock and for International’s assumption of Lifeline’s obligations under the warrants. Lifeline became a wholly owned subsidiary of International.
In December, 2006, BTHC III, Inc., a Delaware corporation (“BTHC”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among International, Halter Financial Group, Inc. and the shareholders of International by and through the shareholders’ representative named therein. Pursuant to the terms of the Exchange Agreement, BTHC will issue shares of its par value $0.001 per share common stock, in exchange for all of the issued and outstanding stock of International held by the International shareholders. After giving effect to the Share Exchange, the ISC Shareholders will own 93.7 percent of the issued and outstanding shares of BTHC.
In November and December 2006 International raised $9,630,651, net of fees and commissions, in the sale of 11,205,950 shares of common stock in a private placement. In addition to the funds raised in the private placement, International sold 344,778 shares of its common stock for $310,300 prior to September 30, 2006 and an additional 210,774 shares of its common stock in the amount of $189,700 in November and December 2006.
In December 2006 the Company repaid the $500,000 note payable to ASC and the $400,000 note payable to ACT.